EXHIBIT 1.1

FORM OF DEALER MANAGER AGREEMENT

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Continuous Public Offering of Shares of Common Stock, $0.01 par value per share

Dated:                     , 2014

LaSalle Investment Management Distributors, LLC

200 E. Randolph Drive

Chicago, Illinois 60601

Ladies and Gentlemen:

Subject to the terms described herein, LaSalle Investment Management Distributors, LLC shall serve as the dealer manager (the “Dealer Manager”) for Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), in connection with (1) the distribution, on a “best efforts” basis, of the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), being offered to the public pursuant to a Registration Statement on Form S-11, on file with and declared effective by the U. S. Securities and Exchange Commission (the “Commission”) as of the date hereof (the “Current Offering”), consisting of (a) a primary offering; and (b) shares of Common Stock being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP”); and (2) the distribution, on a “best efforts” basis, of shares of any class of Common Stock offered from time to time hereafter in any subsequent public offering (each a “Follow-On Offering”) registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the Commission. As used in this Agreement, (a) the term “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the Company’s primary offering, including the primary offering of the Current Offering and any Follow-On Offering, (b) the term “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP as currently in effect at any time, (c) the term “Offering” means the Current Offering or any Follow-On Offering, as appropriate, and as used herein refers to a public offering of Common Stock pursuant to the Registration Statement on Form S-11 filed with the Commission for the registration of the Offered Shares to be sold in such public offering, and (d) the term “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in any Offering.

The differences between the classes of shares of Common Stock and the eligibility requirements for each class are described in detail in the Prospectus (as hereinafter defined). Primary Shares are to be issued and sold to the public at a purchase price equal to the Company’s net asset value (“NAV”) applicable to the class of shares being purchased on such day determined after the close of business on each business day, divided by the number of shares of that class outstanding as of the close of business on such date (as calculated in accordance with the procedures described in the Prospectus), plus any applicable selling commissions, subject in certain circumstances to waivers or reductions of such selling commissions. For stockholders who participate in the DRIP, the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share of that share class on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined).

The Company hereby agrees with you, the Dealer Manager, as follows:

1. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Dealer Manager and each of the broker-dealers participating in each Offering (a “Participating Broker-Dealer”) with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) substantially in the form attached as Exhibit A to this Agreement or in such other form as shall be approved by the Company that, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 5.1 below, and with respect to each Offering, as applicable (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company only makes such representations and warranties as of such date or dates):

1.1 Compliance with Registration Requirements. A registration statement on Form S-11 has been prepared by the Company in accordance with applicable requirements of the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”), for the registration of the Offered Shares to be sold in the Current Offering. Such registration statement includes a preliminary prospectus and such amendments thereto and such amended prospectuses as may have been required through the date hereof, and the Company will file such additional amendments and supplements thereto as may hereafter be required. As used in this agreement, the term “Registration Statement” means a registration statement on Form S-11 on file with and declared effective by the Commission, as amended through the date hereof, provided that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the Commission; and provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the Commission by the Company in accordance with applicable requirements of the Securities Act and the Securities Act Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the Commission, as amended by the last post-effective amendments thereto declared effective by the Commission. As used herein, the term “Prospectus” shall refer to the prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), including any Prospectus on file with respect to any Follow-On Offering; provided, that if such Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to such Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission. As used in this agreement, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto, including any Registration Statement prepared and filed with the Commission by the Company to register Offered Shares to be sold in a Follow-On Offering, is or was first declared effective by the Commission, and the term “Filing Date” means the applicable date upon which an initial Prospectus or any amendment or supplement thereto is filed with the SEC. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

As of the date hereof, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the SEC under the Securities Act.

The Registration Statement and the Prospectus, will, as of the applicable Effective Date or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus does not, in each case as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus.

1.2 Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.3 Good Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions contained in Section 7 of this Agreement may be limited under applicable securities laws.

The Company has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the business, properties, management, financial position, results of operations or cash flows of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

1.4 Authorization and Description of Securities. As of the Effective Date, the issuance and sale of the Offered Shares will have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise. The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the Effective Date are as set forth in the Prospectus under the caption “Description of Capital Stock.” All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

1.5 Absence of Defaults and Conflicts. The Company is not in violation of its charter or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) its charter or bylaws, each in effect as of the Effective Date; (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.6 REIT Compliance. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its taxable year ending December 31, 2004, and its organization and method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

1.7 No Operation as an Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement and the application of the net proceeds therefrom, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

1.8 Absence of Further Requirements. As of the Effective Date, no filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company of its obligations under this Agreement or in connection with the issuance and sale by the Company of the Offered Shares, except such as may be required under the Securities Act, the Exchange Act, rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws, all of which have been made.

1.9 Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

1.10 Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X under the Securities Act. No other financial statements or schedules are required by Form S-11 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

1.11 Independent Accountants. Each independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, is, to the Company’s knowledge, and will be, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act and the Securities Act Regulations.

1.12 No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement and Prospectus, since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has been no material adverse change in the business, properties, management, financial position, results of operations or cash flows of the Company and its subsidiaries, whether or not arising in the ordinary course of business.

1.13 Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which the Company is a party which are described in the Registration Statement and the Prospectus have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and except as rights to indemnification thereunder may be limited by federal or state laws, and, to the best of the Company’s knowledge, such agreements are in full force and effect and no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

1.14 Reporting and Accounting Controls. The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the Prospectus and the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company’s knowledge, neither the Company nor any agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company.

1.15 Material Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.16 Possession of Licenses and Permits. The Company possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus ; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus.

1.17 Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder or equity holder of such Subsidiary. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described in the Registration Statement or such amendment to the Registration Statement.

1.18 Possession of Intellectual Property. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect.

Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

1.19 Advertising and Sales Materials. All advertising and supplemental sales literature to be used or delivered by the Dealer Manager in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise (the “Authorized Sales Materials”) that is prepared by the Company or LaSalle Investment Management, Inc., a Maryland corporation that serves as the Company’s advisor pursuant to the terms of an advisory agreement, or any successor entity to LaSalle Investment Management, Inc. (the “Advisor”), (a) will be delivered to the Dealer Manager prior to use for the Dealer Manager’s approval, such approval not to be unreasonably withheld or delayed, and (b) when taken together with the Prospectus, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading.

1.20 Compliance with Privacy Laws and the USA PATRIOT Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.21 Good and Insurable Title to Properties. Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries have good and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Registration Statement and the Prospectus, subject in each case to material matters of record, material matters of law, material matters that could be revealed by a survey and physical inspection of the property, and rights of parties in possession.

1.22 Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.

1.23 Taxes. Except as disclosed in the Registration Statement and the Prospectus, the Company and its affiliates and Subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and have paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.

1.24 Authorized Use of Trademarks. Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Company to the Dealer Manager or approved by the Company for use by the Dealer Manager and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.

2. Covenants of the Company.

The Company covenants and agrees with the Dealer Manager that:

2.1 Compliance with Securities Laws and Regulations. The Company will: (a) use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any pre-effective or post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time. In case the Dealer Manager is required to deliver a Prospectus in connection with sales of any of the Primary Shares at any time nine months or more after the Effective Date, upon the Dealer Manager’s request, the Company will, at its expense, prepare and deliver to the Dealer Manager as many copies as the Dealer Manager may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

2.2 Delivery of Registration Statement, Prospectus and Sales Materials. The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) the Authorized Sales Materials.

2.3 Blue Sky Qualifications. The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. The Company will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions. The Company will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws.

2.4 Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

2.5 Continued Compliance with Securities Laws. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager will notify the Participating Broker-Dealers to suspend the offering and sale of the Offered Shares in accordance with Section 4.11 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of the Securities Act.

2.6 Reporting Requests. The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

2.7 No Manipulation of Market for Securities. The Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.

2.8 Use of Proceeds. The Company will apply the proceeds from the sale of the Offered Shares as stated in the Registration Statement and the Prospectus.

2.9 Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.10 Authorized Sales Materials. Prior to first use, the Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable SEC and state securities rules.

3. Payment of Expenses and Fees.

3.1 Company Expenses. The Company agrees to pay all costs and expenses incident to each Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration

Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel, and the personnel of any sub-advisor designated by the Advisor and acting on behalf of the Company, in making road show presentations and presentations to Participating Broker-Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder. Notwithstanding the foregoing, the Company shall not directly pay, or reimburse the Advisor for, the costs and expenses described in this Section 3.1 with respect to any Offering if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including the Company expenses paid or reimbursed pursuant to this Section 3.1, all items of underwriting compensation including Dealer Manager expenses described in Section 3.2 and due diligence expenses described in Section 3.3) with respect to such Offering to exceed 15.0% of the gross proceeds from the sale of the Primary Shares in such Offering.

3.2 Dealer Manager Expenses. In addition to payment of the Company expenses, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to each Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) reimbursements for allocations of salaries for personnel of the Dealer Manager for providing services related to the procurement of Participating Broker-Dealer Agreements for any Offering; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with each Offering; (c) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with any Offering to exceed 10.0% of the gross proceeds from the sale of the Primary Shares in such Offering, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3.

3.3 Due Diligence Expenses. In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Participating Broker-Dealer in connection with each Offering; provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3.3 which would cause the aggregate of all Company expenses described in Section 3.1, all underwriting compensation paid to the Dealer Manager and any Participating Broker-Dealer and the due diligence expenses paid pursuant to this Section 3.3 with respect to any Offering to exceed 15.0% of the gross proceeds from the sale of the Primary Shares in such Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by any Participating Broker-Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer Manager shall obtain from any Participating Broker-Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

4. Representations, Warranties and Covenants of the Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company, as of the date hereof and at all times during the Offering Period (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1 Compliance with Applicable Laws, Rules and Regulations. The Dealer Manager represents to the Company that (i) it is a member of FINRA in good standing, and (ii) it and its employees and representatives who will perform services hereunder have all required approvals, licenses and registrations to act under this Agreement. With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Exchange Act, applicable state securities or blue sky laws, and the rules set forth in the FINRA rulebook, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”).

4.2 AML Compliance. The Dealer Manager Represents to the Company that it, and by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer, has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. The Dealer Manager further represents that it, and by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer, is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.3 Accuracy of Information. The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.4 Recordkeeping. The Dealer Manager agrees to comply with the record keeping requirements as may be required by the Company, any state securities commission, FINRA or the SEC, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.

4.5 Customer Information. The Dealer Manager shall abide by and comply with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

4.6 Resale of Offered Shares. The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Broker-Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

4.7 Blue Sky Compliance. The Dealer Manager shall cause the Primary Shares to be offered and sold only in the Qualified Jurisdictions. No Primary Shares shall be offered or sold for the account of the Company in any other states or foreign jurisdictions.

4.8 Distribution of Prospectuses. The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.9 Authorized Sales Materials. The Dealer Manager shall, and shall request each Participating Broker-Dealer to, use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. All Authorized Sales Materials that are prepared by the Dealer Manager (a) will be delivered to the Company prior to first use for the Company’s approval, such approval not to be unreasonably withheld or delayed, and (b) when taken together with the Prospectus, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading. Prior to first use, the Dealer Manager will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable FINRA rules. The Dealer Manager represents and warrants to the Company that it will not use (i) any sales literature prepared by the Dealer Manager and not approved by the Company, (ii) any sales literature prepared by the Company and not approved by the Dealer Manager or (iii) any “broker-dealer use only” materials with members of the public in connection with offers or sales of the Offered Shares.

4.10 Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Broker-Dealers agree, to suspend or terminate the offering and sale of the Primary Shares upon request of the Company at any time and to resume offering and sale of the Primary Shares upon subsequent request of the Company.

4.11 Customer Complaints. The Dealer Manager hereby agrees to provide to the Company promptly upon receipt by the Dealer Manager copies of any written or otherwise documented customer complaints received by the Dealer Manager from Participating Broker-Dealers relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by any Participating Broker-Dealer), the Offered Shares or the Company.

5. Sale of Primary Shares.

5.1 Appointment of Dealer Manager. The Company hereby appoints the Dealer Manager as its agent and dealer manager during the period (the “Offering Period”) commencing with the date hereof and ending on the termination of this Agreement pursuant to the terms hereof (the “Termination Date”) to cause Participating Broker-Dealers to solicit purchasers of Primary Shares in each Offering at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time, and the Dealer Manager agrees to use its best efforts to cause Participating Broker-Dealers to procure purchasers of Primary Shares during the Offering Period. The Primary Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by any Participating Broker-Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Broker-Dealer Agreement with such Participating Broker-Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Primary Shares on said terms and conditions.

5.2 Compensation.

(a) Selling Commissions. Subject to waivers, volume discounts and other special circumstances described in or otherwise disclosed in the Prospectus under the heading “Plan of Distribution,” the Company will pay to the Dealer Manager selling commissions as described in Schedule 1 to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of shares and may be re-allowed by the Dealer Manager to Participating Broker-Dealers.

(b) Distribution Fee. The Company will pay to the Dealer Manager a distribution fee (the “Distribution Fee”) as described in Schedule 1 to this Agreement. The Company will pay the Distribution Fee to the Dealer Manager on a quarterly basis in arrears. The Dealer Manager may re-allow the Distribution Fee to Participating Broker-Dealers as marketing fees or to defray other distribution-related expenses. Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the level of services that each such broker-dealer performs, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services in connection with the distribution of the Class A Shares. The Dealer Manager’s reallowance of Distribution Fees to Participating Broker-Dealers shall be described in Schedule 1 to the Participating Broker-Dealer Agreement with respect to a particular Participating Broker-Dealer.

(c) Dealer Manager Fee. The Company will pay to the Dealer Manager a dealer manager fee as set forth on Schedule 1 hereto (the “Dealer Manager Fee”). The Dealer Manager may reallow a portion of the Dealer Manager Fee to Participating Broker-Dealers that meet certain thresholds of Shares under management and certain other metrics. The Dealer Manager’s reallowance of Dealer Manager Fees to Participating Broker-Dealers shall be described in Schedule 1 to the Participating Broker-Dealer Agreement with respect to a particular Participating Broker-Dealer. The Company will pay the Dealer Manager Fee to the Dealer Manager on a quarterly basis in arrears.

5.3 Obligations to Participating Broker-Dealers. Selling commissions and Distribution Fees received by the Dealer Manager will be re-allowed to the Participating Broker-Dealer who sold the Primary Shares giving rise to such commissions and Distribution Fees as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer. Dealer Manager Fees received by the Dealer Manager may be re-allowed in whole or in part to the Participating Broker-Dealers who sold the Primary Shares giving rise to such Dealer Manager Fees in accordance with Section 5.2(c) of this Agreement and as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer. The Company will not be liable or responsible to any Participating Broker-Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee or Distribution Fee to such Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee and Distribution Fee to Participating Broker-Dealers. Notwithstanding the foregoing, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fee and Distribution Fee to such Participating Broker-Dealers without incurring any liability therefor.

5.4 Suitability. The Dealer Manager will require that each Participating Broker-Dealer Agreement will require each Participating Broker-Dealer to: (a) offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company; (b) make offers only to persons in the jurisdictions in which the Dealer Manager is advised in writing by the Company that the Primary Shares are qualified for sale or that such qualification is not required; (c) only offer Primary Shares in a jurisdiction if both such Participating Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”); (e) sell shares only to those individuals who are eligible to purchase such shares as described in the Prospectus and only through those Participating Broker-Dealers who are authorized to sell such shares; and (f) make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with the Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Dealer Manager shall cause each Participating Broker-Dealer to retain such documents and records in compliance with the record keeping requirements provided in Section 4.5 above and to make such documents and records available to (i) the Dealer Manager upon request, (ii) the Company upon request, and (iii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

6. Submission of Orders.

Each person desiring to purchase Primary Shares in an Offering will be required to complete and execute a subscription agreement provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with such Offering (the “Subscription Agreement”) and to deliver to the Participating Broker-Dealer such completed and executed Subscription Agreement together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Persons purchasing Primary Shares will be instructed by the Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Jones Lang LaSalle Income Property Trust, Inc.” Purchase orders received by the Company prior to the close of the

New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the class of shares being purchased calculated at the end of such business day in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the class of shares being purchased calculated at the end of the next business day in accordance with the procedures described in the Prospectus. No sale of Primary Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

If the Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by the Participating Broker-Dealer. Subscription Agreements and instruments of payment received by the Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by the Participating Broker-Dealer, the Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b) where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Participating Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Participating Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and instrument of payment for such account directly to the Company. The Participating Broker-Dealer shall furnish to the Company with each delivery of Subscription Agreements and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares purchased.

7. Indemnification.

7.1 Indemnified Parties Defined. For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

7.2 Indemnification of the Dealer Manager and Participating Broker-Dealers. The Company will indemnify, defend (subject to Section 7.6) and hold harmless the Dealer Manager and the Participating Broker-Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or in any Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated

in any Registration Statement or in any Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in any Registration Statement or any Prospectus, but only if the party seeking indemnification furnished the written information on which the Company relied. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Company of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

7.3 Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify, defend and hold harmless the Company, its Indemnified Parties and each person who has signed any Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or in any Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in any Registration Statement or in any Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of any Registration Statement or any Prospectus, or (d) any use of sales literature by the Dealer Manager not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in connection with the offer and sale of the Offered Shares, or (f) any material violation by the Dealer Manager of this Agreement, or (g) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with an Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Exchange Act Regulations or any other applicable Federal or state laws in connection with an Offering. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

7.4 Participating Broker-Dealer Indemnification of the Company. By virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Broker-Dealer Agreement.

7.5 Action Against Parties; Notification. Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought to the extent that the indemnifying party is materially prejudiced by such omission, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.6 Reimbursement of Fees and Expenses. An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a) In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8. Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable or insufficient to hold harmless the Company, the Dealer Manager, a Participating Broker-Dealer or any Indemnified Party thereof in respect of any losses, liabilities, claims, damages or expenses referred to in Section 7 hereof, then the Company, the Dealer Manager and the Participating Broker-Dealer shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by Company, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement (before deducting expenses) received by the Company, and the total selling commissions, Dealer Manager Fees and Distribution Fees received by the Dealer Manager and the Participating Broker-Dealer, respectively, bear to the aggregate public offering price of the Primary Shares.

The relative fault of the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

9. Survival of Provisions.

The respective agreements, representations and warranties of the Company, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Company or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 2.4, 2.9, 7, 8, 9, 10, 12, 13, 14 and 16, all of which will survive the termination of this Agreement. In addition, the Company’s obligation to pay expenses incurred under Section 3.3 and compensation earned under Section 5.2 with respect to Primary Shares sold prior to the Termination Date will survive the termination of this Agreement. The Dealer Manager’s obligation to pay the reallowance portions of the Distribution Fee and the Dealer Manager Fee that it has agreed to pay to a Participating Broker-Dealer pursuant to Participating Broker-Dealer Agreements executed prior to the Termination Date will survive the termination of this Agreement unless and until the Company has provided written notice to the Dealer Manager that the Company or its agent will assume the responsibility to pay such Dealer Manager Fee or Distribution Fee reallowances to such Participating Broker-Dealers.

10. Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Maryland; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 10. Venue for any action brought hereunder shall lie exclusively in Chicago, Illinois.

11. Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

12. Entire Agreement.

This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

13. Successors and Amendment.

13.1 Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns and shall inure to the benefit of the Participating

Broker-Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. Each Participating Broker-Dealer is a third party beneficiary with respect to this Agreement and may enforce its rights against any party to this Agreement.

13.2 Assignment. Neither the Company nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company, acting together, on the other hand.

13.3 Amendment. This Agreement may be amended only by the written agreement of the Dealer Manager and the Company.

14. Term and Termination.

14.1 Termination. Either party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. This Agreement will automatically terminate, and be of no further force and effect, in the event Dealer Manager delivers a timely Withdrawal Notice pursuant to Section 14.2.

14.2 Withdrawal. The Company shall promptly provide the Dealer Manager with (i) copies of all post-effective amendments to any Registration Statement and supplements to any Prospectus filed by the Company with the SEC, (ii) copies of all pre-effective amendments to any Registration Statement filed with the SEC, and (iii) such additional filings or information, including any contemplated amendments to Schedule 1 hereto, in connection with any Offering, as Dealer Manager shall reasonably request in connection with the satisfaction of Dealer Manager’s due diligence obligations with respect to any Offering. The Company shall provide the Dealer Manager with written notice of the Effective Date with respect to any Offering at least 10 calendar days prior to such Effective Date. In the event that the Dealer Manager elects not to participate in the distribution of any Offering, Dealer Manager shall provide the Company with written notice of such election (a “Withdrawal Notice”) prior to the Effective Date of the Registration Statement for such Offering.

14.3 Actions Upon Termination. Upon the termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 5 of this Agreement pursuant to the requirements of that Section 5 at such times as such amounts become payable pursuant to the terms of such Section 5, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 7 herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

15. Confirmation.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

16. Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	Jones Lang LaSalle Income Property Trust, Inc.
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Chief Executive Officer

If to the Dealer Manager:	LaSalle Investment Management Distributors, LLC
200 East Randolph Drive
Chicago, Illinois 60601
Attention: General Counsel

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

[Signatures on following page.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

LASALLE INVESTMENT MANAGEMENT DISTRIBUTORS, LLC

By:
Name:
Title:

SCHEDULE 1

TO

DEALER MANAGER AGREEMENT WITH

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

SCHEDULE TO AGREEMENT DATED:

A.	Shares Authorized to Sell.

Dealer Manager is authorized to sell Class A, Class M, Class I-A and Class I-M Primary Shares according to the terms and conditions set forth in this Schedule 1 and in accordance with all other express or implied terms and conditions of the Agreement. Capitalized terms used and not defined herein shall have the same meaning as set forth in the Agreement.

B.	Terms and Conditions of the Selling Commissions.

The Company will pay Dealer Manager selling commissions in the amount of (i) 3.5% of the total price per Class A Share of each sale of Class A Primary Shares and (ii) 1.5% of the total price per Class I-A Share of each sale of Class I-A Primary Shares, unless a reduced amount is agreed to in the participating broker-dealer agreement for the Participating Broker-Dealer which made that particular sale. The Company will not pay to the Dealer Manager any selling commissions in respect of the sale of any Class M or Class I-M shares or DRIP Shares.

All selling commissions payable to Dealer Manager for sales of Class A and Class I-A Primary Shares will be deducted from the monies submitted to the Company by Participating Broker-Dealers on behalf of the purchaser and delivered on a weekly basis to Dealer Manager.

C.	Terms and Conditions of the Distribution Fee.

The Company will pay to the Dealer Manager a Distribution Fee that is calculated each day with respect to the Company’s Class A shares only equal to 1/365th of 0.50% of the Company’s NAV allocable to the Class A shares sold during the term of this Agreement that remain outstanding on such day, unless the Dealer Manager notifies the Company that it has elected to waive a portion of the fee for any given period, in which event the agreed upon lesser amount shall be payable.

Notwithstanding the termination of an Offering or this Agreement, the Company will continue paying the Distribution Fee with respect to Class A Shares sold in such Offering prior to such Termination Date for so long as such Class A Shares remain outstanding and until the date at which total underwriting compensation (defined in accordance with applicable FINRA Rules) paid with respect to such Offering equals 10% of the gross proceeds from the sale of Primary Shares in such Offering.

No Distribution Fees are payable on sales of Class M, Class I-A, or Class I-M Primary Shares or DRIP Shares.

D.	Terms and Conditions of the Dealer Manager Fee.

The Company will pay to the Dealer Manager a Dealer Manager Fee that is calculated daily on a continuous basis from year to year equal to 1/365th of (i) 0.55% of the Company’s NAV for each outstanding Class A shares for such day, (ii) 0.30% of the Company’s NAV for each outstanding Class I-A shares for such day, (iii) 0.30% of the Company’s NAV for each outstanding Class M shares for such day, and (iv) 0.05% of the Company’s NAV for each outstanding Class I-M shares for such day; in each case the foregoing amounts shall be payable unless the Dealer Manager notifies the Company that it has elected to waive a portion of the Dealer Manager Fee for any given period, in which event the agreed upon lesser Dealer Manager Fee shall be payable.

Notwithstanding the termination of any Offering or this Agreement, the Company will continue paying the Dealer Manager Fee with respect to shares sold in such Offering prior to the Termination Date for so long as such shares remain outstanding and until the date at which total underwriting compensation (as defined in accordance with applicable FINRA rules) paid with respect to such shares equals 10% of the gross proceeds from the sale of Primary Shares in such Offering.

“DEALER MANAGER”

LASALLE INVESTMENT MANAGEMENT DISTRIBUTORS, LLC

Name:
Title:

“COMPANY”

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Name:
Title:

EXHIBIT A

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Public Offering of Shares of Common Stock, $0.01 par value per share

Dated:                 , 2014

Ladies and Gentlemen:

Subject to the terms described herein, LaSalle Investment Management Distributors, LLC, as the dealer manager (the “Dealer Manager”) for Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), invites you (“Participating Broker-Dealer”) to participate in (1) the distribution, on a “best efforts” basis of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) being offered to the public pursuant to a Registration Statement on Form S-11, on file with and declared effective by the U. S. Securities and Exchange Commission (the “Commission”) as of the date hereof (the “Current Offering”), consisting of (a) a primary offering; and (b) shares of Common Stock being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP”); and (2) the distribution, on a “best efforts” basis, of shares of any class of Common Stock offered from time to time hereafter in any public offering (each a “Follow-On Offering”) registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the Commission. As used in this Agreement, (a) the term “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the Company’s primary offering, including the primary offering of the Current Offering and any Follow-On Offering, (b) the term “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP as currently in effect at any time, (c) the term “Offering” means the Current Offering or any Follow-On Offering, as appropriate, and as used herein refers to a public offering of Common Stock pursuant to the Registration Statement on Form S-11 filed with the Commission for the registration of the Offered Shares to be sold in such public offering, and (d) the term “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in any Offering.

Primary Shares are to be issued and sold to the public at a purchase price equal to the Company’s net asset value (“NAV”) applicable to the class of shares being purchased on such day determined after the close of business on each business day, divided by the number of shares of that class outstanding as of the close of business on such date (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined), plus any applicable selling commissions, subject in certain circumstances to waivers or reductions thereof. For stockholders who participate in the DRIP, the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share of that share class on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined).

A registration statement on Form S-11 has been prepared by the Company in accordance with applicable requirements of the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”), for the registration of the Offered Shares to be sold in the Current Offering. Such registration statement includes a preliminary prospectus and such amendments thereto and such amended prospectuses as may have been required through the date hereof, and the Company will file such additional amendments and supplements thereto as may hereafter be required. Copies of such registration statement and each amendment thereto have been or will be delivered to Participating Broker-Dealer. As used in this agreement, the term “Registration Statement” means a registration statement on Form S-11 on file with and declared effective by the Commission, as amended through the date hereof, provided that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the Commission; and provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the Commission by the Company in accordance with applicable requirements of the Securities Act and the Securities Act Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the Commission, as amended by the last post-effective amendments thereto declared effective by the Commission. As used herein, the term “Prospectus” shall refer to the prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), including any Prospectus on file with respect to any Follow-On Offering; provided, that if such Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to such Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission. As used in this agreement, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto, including any Registration Statement prepared and filed with the Commission by the Company to register Offered Shares to be sold in a Follow-On Offering, is or was first declared effective by the Commission. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

I.	Dealer Manager Agreement.

The Dealer Manager has entered into a dealer manager agreement with the Company which is in effect as of the date hereof (the “Dealer Manager Agreement”). Upon effectiveness of this Participating Broker-Dealer Agreement (this “Agreement”), (a) you will become one of the Participating Broker-Dealers referred to in the Dealer Manager Agreement, and (b) in the event that the Dealer Manager enters into a new or amended or restated dealer manager agreement with the Company subsequent to the date hereof in connection with a Follow-On Offering (any such agreement a “Follow-On Dealer Manager Agreement”), you will become one of the “Participating Broker-Dealers” (or such similar terminology as is used in such Follow-On Dealer Manager Agreement) referred to in such Follow-On Dealer Manager Agreement, subject to Participating Dealer’s right to deliver a Withdrawal Notice pursuant to Section XI(b) of this Agreement. All capitalized terms used and not defined in this Agreement shall have the meaning ascribed to such terms in the Dealer Manager Agreement, or, as applicable, in any Follow-On Dealer Manager Agreement.

II.	Sale of Shares.

Participating Broker-Dealer hereby agrees to use its best efforts to sell Primary Shares in each Offering for cash on the terms and conditions stated in the Prospectus on file with respect to each Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time. Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative, partner of the Dealer Manager or the Company, and Participating Broker-Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in any Prospectus and any printed sales literature or other materials delivered to Participating Broker-Dealer by the Dealer Manager.

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III.	Submission of Orders.

Each person desiring to purchase Primary Shares in an Offering will be required to complete and execute a subscription agreement provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Subscription Agreement”) and to deliver to Participating Broker-Dealer such completed and executed Subscription Agreement together with a check, draft or wire (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Persons purchasing Primary Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Jones Lang LaSalle Income Property Trust, Inc.”

Subscriptions processed and accepted by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time, referred to herein as the “close of business”) on any business day will be executed at the NAV per share for the class of shares being purchased calculated as of that day and as posted on the Company’s website, plus any applicable selling commissions described in the Prospectus. Subscriptions processed and accepted by the Company after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share for the class of shares being purchased calculated as of the following business day, plus any applicable selling commissions described in the Prospectus. A purchaser will be contractually obligated to purchase Primary Shares in the aggregate dollar amount of the purchaser’s subscription as of the close of business on the date the subscription is accepted by the Company. If Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by the Participating Broker-Dealer. Subscription Agreements and instruments of payment received by Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a)	where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by Participating Broker-Dealer, Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b)	where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Subscription Agreements and instruments of payment will be transmitted by Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by Participating Broker-Dealer. The Final Review Office will in turn, by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company. Participating Broker-Dealer understands that the Company reserves the unconditional right to reject any order for any or no reason.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, Participating Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and an instrument of payment for such account directly to the Company. Participating Broker-

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Dealer shall furnish to the Company with each delivery of Subscription Agreements and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares to be purchased.

IV.	Participating Broker-Dealer’s Compensation.

Subject to waivers, volume discounts or other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Participating Broker-Dealer’s selling commissions applicable to its sales of Primary Shares that it is authorized to sell hereunder are described in Schedule 1 to this Agreement. No selling commissions are payable with respect to sales of any shares issued as a result of the reinvestment of any distributions pursuant to the DRIP.

For these purposes, a “sale of Primary Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering documents and the Company has thereafter distributed any commission to the Dealer Manager in connection with such transaction. Participating Broker-Dealer hereby waives any and all rights to receive from the Dealer Manager payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. Participating Broker-Dealer affirms that the Dealer Manager’s liability for commissions payable to Participating Broker-Dealer is limited solely to the commissions received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Primary Shares as described in Schedule 1 to this Agreement.

Participating Broker-Dealer shall be responsible for implementing appropriate volume discounts and other special circumstances where discounted selling commissions may apply, provided that any such arrangement shall be described in or as otherwise permitted pursuant to the “Plan of Distribution” section of the Prospectus. Requests to combine subscriptions of the same class of Primary Shares as a part of a combined order for the purpose of qualifying for selling commission discounts or fee waivers as described in the “Plan of Distribution” section of the Prospectus must be made in writing by Participating Broker-Dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers.

In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow a portion of any distribution fee described in the Prospectus (the “Distribution Fee”) to participating broker-dealers as marketing fees or to defray other distribution-related expenses. Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the level of services that each such broker-dealer performs, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services, as indicated on Schedule 1. As set forth in the Prospectus, the Dealer Manager may also reallow a portion of the Dealer Manager Fee described in the Prospectus (the “Dealer Manager Fee”) to Participating Broker-Dealers that meet certain thresholds of shares under management and certain other metrics. Participating Broker-Dealer will not be entitled to any reallowance of Distribution Fees or Dealer Manager Fees with respect to shares sold in any Offering if and when total underwriting compensation (as defined in accordance with applicable FINRA rules) paid solely with respect to such Offering equals 10% of the gross proceeds from the sale of Primary Shares in such Offering or such other limitation (if any) imposed by FINRA on FINRA members participating in such Offering. The Dealer Manager’s reallowance of Distribution Fees and Dealer Manager Fees to Participating Broker-Dealer are described in Schedule 1 to this Agreement.

Participating Broker-Dealer acknowledges and agrees that no selling commissions, Distribution Fees or Dealer Manager Fees will be paid or reallowed in connection with the sale of any DRIP Shares.

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The parties hereby agree that (i) the foregoing selling commissions, Dealer Manager Fees and Distribution Fees are not in excess of the usual and customary compensation received in the sale of securities similar to the Primary Shares, (ii) Participating Broker-Dealer’s interest in any Offering is limited to the selling commissions, Dealer Manager Fees and Distribution Fees referred to in this Section IV and Participating Broker-Dealer’s indemnity referred to in Section XII herein, and (iii) the Company is not liable or responsible for the direct payment of selling commissions, Dealer Manager Fees and Distribution Fees to Participating Broker-Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Participating Broker-Dealer for reasonable bona fide due diligence expenses incurred by Participating Broker-Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Broker-Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Participating Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice.

Participating Broker-Dealer acknowledges that the Offered Shares shall not be included for the purposes of calculating compensation due to Participating Broker-Dealer pursuant to any arrangements other than this Agreement between Participating Broker-Dealer and the Dealer Manager or any entity controlling, controlled by, or under common control with the Dealer Manager.

V.	Payment of Selling Commissions, Dealer Manager Fees and Distribution Fees.

Payments of selling commissions, Dealer Manager Fees and Distribution Fees will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Broker-Dealer. Unless otherwise provided in Schedule 1 to this Agreement, selling commissions, Dealer Manager Fees and Distribution Fees will be paid to Participating Broker-Dealer within 30 days after receipt by the Dealer Manager, or, if the Company (as the agent of the Dealer Manager) pays such selling commissions, Dealer Manager Fees or Distribution Fees directly to Participating Broker-Dealer, then the Company shall pay (i) such selling commissions within 30 days of the execution by the Company of orders to purchase Primary Shares sold by Participating Broker-Dealer, and (ii) such Dealer Manager Fees and Distribution Fees within 30 days after the end of each calendar quarter in which such Dealer Manager Fees and Distribution Fees have been earned by Participating Broker-Dealer in accordance with the provisions of Schedule 1 hereto. To the extent Dealer Manager Fees and Distribution Fees are to be paid by Dealer Manager, Participating Broker-Dealer agrees to waive payment of such fees until such time as they are received by the Dealer Manager.

Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions, Dealer Manager Fees and Distribution Fees and other payments due to it pursuant to this Agreement directly to its bank account. If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.	Right to Reject Orders or Cancel Sales.

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by the required instrument of payment for Primary Shares may be rejected. Issuance and delivery of Primary Shares will be made only after actual receipt of payment therefor. The Company or its agent shall advise the Participating Broker-Dealer no later than the next business day after receipt by the Company or its agent of an order if the Company intends to reject the order. In the event an order is rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the Dealer Manager any selling commissions, Dealer Manager Fees or Distribution

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Fees theretofore paid with respect to such order, and, if Participating Broker-Dealer fails to so return any such amounts, the Dealer Manager shall have the right to offset amounts owed against future selling commissions, Dealer Manager Fees or Distribution Fees due and otherwise payable to Participating Broker-Dealer.

VII.	Prospectus and Authorized Sales Materials.

Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning Offered Shares except as set forth in: (1) the Prospectus and (2) the Authorized Sales Materials. The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Authorized Sales Materials, for delivery to investors, and Participating Broker-Dealer will deliver a copy of the Prospectus (including all supplements thereto) to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell Primary Shares to an investor. Participating Broker-Dealer agrees that it will not send or give any supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto to that investor or has simultaneously sent or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials. Participating Broker-Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials. Participating Broker-Dealer agrees that it is responsible for ensuring that all final Prospectuses have been delivered as required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

VIII.	License and Association Membership.

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Primary Shares under Federal and state securities laws and regulations in all states where it offers or sells Primary Shares, and that it is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement and that its independent contractors and registered representatives who will participate in offering Primary Shares have the appropriate licenses(s) to offer and sell Primary Shares in such jurisdictions. This Agreement shall automatically terminate if Participating Broker-Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed. Participating Broker-Dealer also hereby agrees to abide by the rules set forth in the FINRA rulebook applicable to Participating Broker-Dealer, which currently consists of rules promulgated by FINRA and the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”), specifically including, but not limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rule 2340 and NASD Rule 2420.

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IX.	Anti-Money Laundering Compliance Programs.

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the Commission (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Primary Shares. Participating Broker-Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Broker-Dealer submits orders to the Company. To the extent permitted by applicable law, Participating Broker-Dealer will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Primary Shares.

Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to (i) furnish a written copy of its AML Program and relevant legal requirements to the Dealer Manager for review, (ii) provide annual certification to the Dealer Manager that Participating Broker-Dealer has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and any remedial actions taken in connection with Participating Broker-Dealer’s most recent independent testing of its AML Program. Participating Broker-Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Participating Broker-Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

X.	Limitation of Offer; Suitability.

Participating Broker-Dealer will: (a) sell Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company; (b) make offers only to persons in the jurisdictions in which the Dealer Manager is advised in writing by the Company that Primary Shares are qualified for sale or that such qualification is not required; (c) only offer Primary Shares in a jurisdiction if both such Participating Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”); (e) sell Primary Shares only (i) to the extent approved by the Dealer Manager as set forth on Schedule 1 to this Agreement and (ii) to those persons that are eligible to purchase Primary Shares as described in the Prospectus; and (f) make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the

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determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.

Participating Broker-Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Primary Shares to an investor, Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning such investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Broker-Dealer, or person associated with Participating Broker-Dealer, that (A) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Offered Shares, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss and lack of liquidity of such investment, and (C) an investment in Primary Shares is otherwise suitable for such investor. Participating Broker-Dealer agrees to retain documents and records of the information used to determine that an investment in Primary Shares is suitable and appropriate for each such proposed investor in Participating Broker-Dealer’s records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements provided in Section XIV below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Broker-Dealer shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and such customer’s completed and executed Subscription Agreement.

XI.	Due Diligence; Adequate Disclosure.

(a) Prior to offering Primary Shares for sale in any Offering, Participating Broker-Dealer shall have conducted an inquiry such that Participating Broker-Dealer has reasonable grounds to believe, based on information made available to Participating Broker-Dealer by the Company or the Dealer Manager through the Prospectus on file with respect to such Offering or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Primary Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Broker-Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor and sub-advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports. Notwithstanding the foregoing, Participating Broker-Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another broker-dealer participating in the distribution of the Primary Shares pursuant to an agreement with the Dealer Manager (an “Other Dealer”), provided that: (1) Participating Broker-Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such Other Dealer; (2) the results of the inquiry were provided to Participating Broker-Dealer with the consent of the Other Dealer conducting or directing the inquiry; and (3) no Other Dealer that participated in the inquiry is an affiliate of the Company. Prior to the sale of Primary Shares, Participating Broker-Dealer shall ensure that it has provided to each prospective purchaser the disclosure required by FINRA Rule 2310(b)(3).

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(b) The Dealer Manager shall promptly provide Participating Broker-Dealer with (i) copies of all post-effective amendments to any Registration Statement and supplements to any Prospectus filed by the Company with the Commission, (ii) copies of all pre-effective amendments to any Registration Statement filed with the Commission, and (iii) such additional filings or information, including any contemplated amendments to Schedule 1 hereto in connection with any Offering, as Participating Broker-Dealer shall reasonably request in connection with the satisfaction of Participating Broker-Dealer’s due diligence obligations with respect to any Offering. The Dealer Manager shall provide Participating Broker-Dealer with written notice of the Effective Date with respect to any Offering at least 10 calendar days prior to such Effective Date. In the event that the Participating Broker-Dealer elects not to participate in the distribution of any Offering, Participating Broker-Dealer shall provide the Company and the Dealer Manager with written notice of such election (a “Withdrawal Notice”) prior to the Effective Date of the Registration Statement for such Offering.

XII.	Indemnification.

For the purposes of this Section XII, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(a) Participating Broker-Dealer severally agrees to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed any Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by Participating Broker-Dealer, any material breach of a covenant by Participating Broker-Dealer, or any material failure by Participating Broker-Dealer to perform its obligations hereunder, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement, or any Prospectus (ii) in any Authorized Sales Materials, or (iii) in any application to qualify Offered Shares for offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction, (c) the omission or alleged omission to state a material fact required to be stated in any Registration Statement or in any Prospectus or necessary to make statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Participating Broker-Dealer specifically for use with reference to Participating Broker-Dealer in a Registration Statement or a Prospectus, (d) any use of sales literature by Participating Broker-Dealer not authorized or approved by the Company or Dealer Manager, or use of “broker-dealer use only” materials with members of the public by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents, (e) in connection with the offer and sale of Offered Shares, any untrue statement made by Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (f) any material violation of this Agreement by Participating Broker-Dealer, (g) any failure of Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts in connection with an Offering, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by Participating Broker-Dealer to comply with applicable FINRA rules or Commission Rules or any other applicable Federal or state laws in connection with any Offering. Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Participating Broker-Dealer may otherwise have.

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(b) Promptly after receipt by any indemnified party under this Section XII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section XII, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section XII as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section XII(c) below) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(d) An indemnifying party under this Section XII of this Agreement shall pay all reasonable legal fees and expenses of the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating on behalf of a majority of the Indemnified Parties against which such action is finally brought; and in the event a majority of such Indemnified Parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

XIII.	Contribution.

If the indemnification provided for in Section XII hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and Participating Broker-Dealer, respectively, from the offering of Primary Shares pursuant to this Agreement and the Dealer Manager Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative benefits received by the Company, the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the offering of Primary Shares pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of Primary Shares (before deducting expenses) received by the Company, and the total selling commissions, Dealer Manager Fees and Distribution Fees received by the Dealer Manager and Participating Broker-Dealer, respectively, bear to the aggregate initial public offering price of Primary Shares sold pursuant to this Agreement.

The relative fault of the Company, the Dealer Manager and Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Dealer Manager or Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Dealer Manager and Participating Broker-Dealer agree that it would not be just and equitable if contribution pursuant to this Section XIII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section XIII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section XIII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section XIII, the Dealer Manager and Participating Broker-Dealer shall not be required to contribute any amount by which the total price at which Primary Shares distributed to the public by them exceeds the amount of any damages which the Dealer Manager and Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

No party guilty of fraudulent misrepresentation (within the meaning of Section 1(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

For the purposes of this Section XIII, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the Company. Participating Broker-Dealer’s obligations to contribute pursuant to this Section XIII are several in proportion to the number of Primary Shares sold by Participating Broker-Dealer and not joint.

XIV.	Compliance with Record Keeping Requirements.

Participating Broker-Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Broker-Dealer further agrees, as required by law, to keep such records with respect to each customer who purchases Primary Shares, such customer’s suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

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XV.	Customer Complaints.

Participating Broker-Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Broker-Dealer copies of any written or otherwise documented customer complaints received by Participating Broker-Dealer relating in any way to an Offering (including, but not limited to, the manner in which Primary Shares are offered by Participating Broker-Dealer), Offered Shares or the Company.

XVI.	Effective Date.

This Agreement will become effective upon the last date it is signed by any party hereto.

XVII.	Termination; Amendment.

Participating Broker-Dealer will immediately suspend or terminate its offer and sale of Primary Shares in any Offering upon the written request of the Company or the Dealer Manager at any time and will resume its offer and sale of Primary Shares hereunder upon subsequent written request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice pursuant to Section XX below. This Agreement will automatically terminate, and be of no further force and effect, in the event Participating Broker-Dealer delivers a timely Withdrawal Notice pursuant to Section XI(b). This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

Upon termination of this Agreement, the Dealer Manager shall pay to Participating Broker-Dealer all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable expenses to which Participating Broker-Dealer is or becomes entitled under Section IV hereof at such time as such compensation or reimbursement becomes payable.

This Agreement, including Schedule 1 hereto, may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placing an order for sale of Primary Shares after it has received such notice.

The respective agreements and obligations of the Dealer Manager and Participating Broker-Dealer set forth in Sections IX, XI - XV and XVII - XXI shall survive termination of this agreement and remain operative and in full force and effect.

XVIII.	Assignment.

Participating Broker-Dealer shall have no right to assign this Agreement or any of Participating Broker-Dealer’s rights hereunder or to delegate any of Participating Broker-Dealer’s obligations. Any purported assignment or delegation by Participating Broker-Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Participating Broker-Dealer.

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XIX.	Privacy Laws.

The Dealer Manager and Participating Broker-Dealer (each referred to individually in this Section XIX as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law, including without limitation the Commission’s Regulation S-P; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise permitted or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XX.	Notice.

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: LaSalle Investment Management Distributors, LLC, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Chief Compliance Officer, and to Participating Broker-Dealer at the address specified by Participating Broker-Dealer on the signature page hereto.

XXI.	Attorneys’ Fees; Applicable Law and Venue.

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Maryland. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Chicago, Illinois.

[Signatures on following pages]

13

IN WITNESS WHEREOF, the parties hereto have caused this Participating Broker-Dealer Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

LaSalle Investment Management Distributors, LLC

By:

Name:

Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Broker-Dealer:

Full Legal Name:

Type of Entity:

Organized in the State of:

Tax Identification Number:

FINRA/CRD Number:

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2.	Any notice under this Agreement will be deemed given pursuant to Section XX hereof when delivered to Participating Broker-Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

15

SCHEDULE 1

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH LASALLE INVESTMENT MANAGEMENT DISTRIBUTORS, LLC

NAME OF ISSUER:	JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Broker-Dealer is authorized to sell Class A, Class M, Class I-A and Class I-M Primary Shares and receive compensation in connection thereto according to the following terms and conditions and in accordance with all other express or implied terms and conditions of the Agreement. Capitalized terms used and not defined herein shall have the same meaning as set forth in the Agreement.

a.	Terms and Conditions of the Selling Commissions.

Participating Broker-Dealer will receive a selling commission in an amount of up to (i)     % of the NAV per Class A Primary Share on each Class A Primary Share and (ii) (i)     % of the NAV per Class I-A Primary Share on each Class A Primary Share sold by Participating Broker-Dealer calculated after the close of business on the day the subscription agreement is accepted and confirmed by the Company, or if such day is not a business day, calculated after the close of business on the next business day, and sold by it and accepted and confirmed by the Company. Participating Broker-Dealer has agreed to offer the following discounts to qualifying purchasers for Class A Primary Shares as permitted by the terms of the Prospectus:

Aggregate Purchase Price of Class A Shares	Class A Selling Commission as a % of NAV Per Class A Share
Up to $149,999.99	3.50%
$150,000 - $499,999.99	3.00%
$500,000 - $999,999.99	2.50%
$1,000,000 and up	2.00%

All selling commissions payable to Participating Broker-Dealer for sales of Class A and Class I-A Primary Shares will be deducted from the monies submitted to the Company by Participating Broker-Dealer on behalf of the purchaser and deposited on a weekly basis to Participating Broker-Dealer’s bank account provided in Schedule 2. Participating Broker-Dealer agrees that Dealer Manager shall be entitled to receive an amount equal to (i)     % of the NAV per Class A Primary Share on each Class A Primary Share sold by Participating Broker-Dealer, and (ii)     % of the NAV per Class I-A Primary Share on each Class I-A Primary Share sold by Participating Broker-Dealer which amount shall be deducted from the selling commissions that would otherwise be payable to Participating Broker-Dealer in accordance with this Agreement. No selling commissions will be paid with respect to the sale of Class M or Class I-M shares.

b.	Terms and Conditions of the Distribution Fee.

From and after the sale by Participating Broker-Dealer of Class A Primary Shares hereunder, the Dealer Manager will pay to Participating Broker-Dealer during the term of the Participating Broker-Dealer Agreement a portion of the Distribution Fee that shall be calculated daily and paid quarterly. For each day during the applicable calendar quarter for which the Distribution Fee is calculated, the Distribution Fee payable to Participating Broker-Dealer shall equal (i) the number of Class A Primary Shares sold by Participating Broker-Dealer and outstanding on such day, multiplied by (ii) 1/365th of     % of the Company’s NAV for Class A Primary Shares for such day.

No Distribution Fees are payable on sales of Class M, Class I-A or Class I-M Primary Shares.

c.	Terms and Conditions of the Dealer Manager Fee.

From and after the sale by Participating Broker-Dealer of Primary Shares hereunder, the Dealer Manager will pay to Participating Broker-Dealer during the term of the Participating Broker-Dealer Agreement a portion of the Dealer Manager Fee that shall be calculated daily and paid quarterly. For each day during the applicable calendar quarter for which the Dealer Manager Fee is calculated, the Dealer Manager Fee payable to Participating Broker-Dealer shall equal:

1. the number of Class A Primary Shares sold by Participating Broker-Dealer that are outstanding on such day multiplied by 1/365th of     % of the Company’s NAV for Class A Primary Shares for such day, plus

2. the number of Class M Primary Shares sold by Participating Broker-Dealer and outstanding on such day, multiplied by 1/365th of     % of the Company’s NAV for Class M Primary Shares for such day.

3. the number of Class I-A Primary Shares sold by Participating Broker-Dealer and outstanding on such day, multiplied by 1/365th of     % of the Company’s NAV for Class I-A Primary Shares for such day.

4. the number of Class I-M Primary Shares sold by Participating Broker-Dealer and outstanding on such day, multiplied by 1/365th of     % of the Company’s NAV for Class I-M Primary Shares for such day.

Participating Broker-Dealer acknowledges that it will not be entitled to any reallowance of Distribution Fees or Dealer Manager Fees with respect to shares sold in any Offering if and when total underwriting compensation (as defined in accordance with applicable FINRA rules) paid with respect to such Offering equals 10% of the gross proceeds from the sale of Primary Shares in such Offering or such other limitation (if any) imposed by FINRA on FINRA members participating in such Offering.

“DEALER MANAGER”

LaSalle Investment Management Distributors, LLC

Name:
Title:

“PARTICIPATING BROKER-DEALER”

Name:
Title:

SCHEDULE 2

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH

[    ]

NAME OF ISSUER:	JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit dealer manager fees, distribution fees, reallowances and other payments due to it pursuant to the Participating Broker-Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 3

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH

[    ]

Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

• Alabama	•	Montana
• Alaska	•	Nebraska
• Arizona	•	Nevada
• Arkansas	•	New Hampshire
• California	•	New Jersey
• Colorado	•	New Mexico
• Connecticut	•	New York
• Delaware	•	North Carolina
• District of Columbia	•	North Dakota
• Florida	•	Ohio
• Georgia	•	Oklahoma
• Guam		Oregon
• Hawaii	•	Pennsylvania
• Idaho	•	Puerto Rico
• Illinois	•	Rhode Island
• Indiana	•	South Carolina
• Iowa	•	South Dakota
• Kansas	•	Tennessee
• Kentucky	•	Texas
• Louisiana	•	Utah
• Maine	•	Vermont
• Maryland	•	Virgin Islands
• Massachusetts	•	Virginia
• Michigan	•	Washington
• Minnesota	•	West Virginia
• Mississippi	•	Wisconsin
• Missouri	•	Wyoming